EXHIBIT 12

                       TOSCO CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                   (Thousands of Dollars, Except Ratio Data)
                                   (Unaudited)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                      1997            1996
                                                    -----------     -----------
Income before income taxes                           $ 6,193         $ 39,618

Fixed charges to be added to income before income taxes:
  Interest expense, including amortization of
   debt expenses                                      24,143           16,723
  Dividends on company-obligated, mandatorily
   redeemable, convertible preferred securities        4,312
  Interest factor of rental expense                    7,175            4,718
                                                    ----------       ----------
Income as adjusted                                   $41,823         $ 61,059
                                                    ----------       ----------
Fixed charges:
  Interest expense, including amortization of
    debt expenses                                    $24,143         $ 16,723
  Interest capitalized                                   249              340
  Dividends on company-obligated, mandatorily
    redeemable, convertible preferred securities       4,312
  Interest factor of rental expense                    7,175            4,718
                                                     ----------      ----------
Total fixed charges                                  $35,879          $21,781

Ratio of earnings to fixed charges                      1.17             2.80
                                                     ==========      ==========
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TOSCO CORPORATION
                                         (Registrant)


Date:  May 15, 1997                   By: /S/  JEFFERSON F. ALLEN
                                          -----------------------
                                          (Jefferson F. Allen)
                                          Executive Vice President
                                          and Chief Financial Officer


                                      By: /S/  ROBERT I. SANTO
                                          -----------------------
                                         (Robert I. Santo)
                                         Chief Accounting Officer